EXHIBIT 21.1



                         SUBSIDIARIES OF THE REGISTRANT



                                           Interest Held           State of
Subsidiary Name                            By Registrant           Incorporation
---------------                            -------------           -------------

Diamond Entertainment Corporation              100%                California

Jewel Products International, Inc.             100%                California

Grand Duplication Corporation                  100%                California